Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated March 20, 2025 relating to the Common Stock, $0.0001 par value per share, of Sunnova Energy International Inc. shall be filed on behalf of the undersigned.

CASTLEKNIGHT MASTER FUND LP By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

CASTLEKNIGHT FUND GP LLC By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

WEITMAN CAPITAL LLC By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

AARON WEITMAN By: /s/ Aaron Weitman

CASTLEKNIGHT MANAGEMENT LP By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

CASTLEKNIGHT MANAGEMENT GP LLC By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager